Exhibit 16.1

One Post Office Square
Boston MA 02109-2176
Telephone (617) 530 5000
PricewaterhouseCoopers LLP
Facsimile (617) 530 5001

March 16, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by HealthGate Data Corp. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of HealthGate’s Form 8-K report dated March 16, 2005.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP